                         CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Experts" and to the use of our report  dated  February  4, 2001,  with  respect to the  consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries
included in Pre-Effective  Amendment No. 1 to the  Registration  Statement under the Securities Act of 1933  (Registration  No. 333-52114) and Amendment No. 4 to
the   Registration   Statement   under  the  Investment   Company  Act  of  1940
(Registration No. 811-10011) on Form N-4 of SBL Variable Annuity Account XIV and
the related Statement of Additional  Information  accompanying the Prospectus of
AdvisorDesigns Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
March 16, 2001